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                                   EXHIBIT 21

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                AND SUBSIDIARIES


                         SUBSIDIARIES OF THE REGISTRANT



                                                                Percent of
                                                             voting securities
                                      State or county            owned at
            Name                      of incorporation       December 31, 1993
- ------------------------------        ----------------       -----------------
Sherman Wire of Caldwell, Inc.            Nevada                 100.0%

Wire Products Company                    Wisconsin               100.0%